UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2006
Lakes Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Cheshire Lane, Minnetonka, Minnesota	55305

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 449-9092
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On January 9, 2006, Lakes Entertainment, Inc. issued a press release, announcing that on Friday, January 6, 2006, the United States Court of Appeals for the District of Columbia Circuit ruled in favor of the Pokagon Band of Potawatomi Indians (“Pokagon Band”) by affirming the Federal District Court’s grant of summary judgment in the lawsuit by the Taxpayers of Michigan Against Casinos (TOMAC) versus the U.S. Department of the Interior. The ruling clears the way for the Bureau of Indian Affairs (BIA) to take a 675-acre parcel of land in New Buffalo Township, Michigan, into trust for the Pokagon Band which would then allow the Pokagon Band to move forward with their Four Winds Casino Resort project. Lakes has an agreement with the Pokagon Band to develop and manage the casino. While TOMAC could try to obtain review of the decision by the U.S. Supreme Court, the unanimous decision by the Court makes it unlikely that TOMAC would prevail.
A copy of the press release is being furnished to the Securities and Exchange Commission and is attached as Exhibit 99.1 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (a) Not Applicable
     (b) Not Applicable
     (c) Exhibits
     99.1 Lakes Entertainment, Inc. Press Release dated January 9, 2006.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)
Date: January 12, 2006	/s/Timothy J. Cope
	Name:	Timothy J. Cope
	Title:	President and Chief Financial Officer